Exhibit 99.1

RW Holdings NNN REIT, Inc.

Transcript of the May 28, 2020 Conference Call with RW Holdings NNN REIT, Inc. Stockholders

MODERATOR:  Good morning everyone, and welcome to today’s investor event.

Mr. Aaron Halfacre, chief executive officer of RW Holdings NNN REIT, Inc., will join us in just a moment to provide additional information and answer questions about the impact of COVID-19 on NNN REIT’s portfolio.

You may submit questions during the event by using the questions area of the control panel on the upper left-hand side of your screen. You will receive an automated confirmation once your question has been received, and your question will be automatically added to the queue. Because of the volume of questions we have received prior to today’s event, we will try to answer as many questions as possible during today’s event but may not be able to answer every question we receive.

Certain statements today other than historical facts may be considered forward-looking statements. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “can,” “will,” “would,” “could,” “should,” “plan,” “potential,” “project,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words.

These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution attendees not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this event.

We make no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, we undertake no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.

I would now like to introduce Mr. Halfacre, CEO of RW Holdings NNN REIT, Inc.

HALFACRE: Thank you operator. Good morning everyone and welcome to the RW Holdings NNN REIT conference call this Thursday morning, May 28th. My name is Aaron Halfacre, I am the CEO of NNN REIT, and I will be leading today’s call. This conference call is intended to provide additional color and detail to the letter we emailed on Friday, May 22nd, regarding NNN REIT’s new net asset value, or NAV, and its revised dividend distribution rate. We will begin with prepared remarks and then move on to the questions you have submitted during the time remaining.

Based on a lot of feedback we received, I want to begin by saying that an NAV change is not a taxable event by itself.  Only if a shareholder were to sell their shares at the current NAV would that result in a tax loss.

It is also worth noting that NAVs are not permanent, but change depending upon a host of factors.  The NAV, or net asset value, of the REIT is simply an estimate of value determined by the REIT’s board of directors with the assistance of an independent valuation consultant at a certain point in time. In this instance, like it has for its prior NAVs, NNN REIT engaged Cushman & Wakefield, a nationally recognized valuation agent, to conduct the valuation estimates. Cushman utilized a valuation methodology that adheres to industry best practices and reflects known current market and property conditions at the time of the valuation. A NAV is designed to only be a reasonable estimate of what an ordinary market buyer might pay for a portfolio of the REIT’s assets less its liabilities, considering the strength of a REIT’s rental income.

Said differently, a NAV is a well-informed estimate of the REIT’s total value. The new $7 NAV per share is simply the net asset value estimate of the entire REIT divided by the current number of shares outstanding. This is important to note as the total shares outstanding, like the NAV, is not a static number and will also change over time.

Since 2017, NNN REIT has published a NAV per share estimate on four separate occasions. Each of these NAV per share estimates came from a published range of estimates produced by Cushman & Wakefield. After receiving the range of estimates from Cushman & Wakefield, the board of directors then determines the final NAV per share to be published by selecting from within that range of estimates.

Given that a NAV is never 100 percent definitive, the board is tasked to evaluate known conditions as well as call upon their own industry knowledge to determine, from within the range of estimates, what NAV they believe is most appropriate. In this instance, the Board used the low end of the valuation range given the continued uncertainty regarding the impact of the COVID-19 pandemic on the economy, how various state and local government efforts will impact the reopening of businesses, the tenor of consumer confidence regarding the safety of visiting retail establishments and returning to office environments and, ultimately, the total impact on the Company’s real estate properties.

As this NAV was specifically published in light of the extraordinary events surrounding the COVID-19 pandemic, the board elected to select a new NAV at the low end of the range of estimates, it is reasonable for an investor to anticipate that a future NAV could be higher – particularly when the impacts of the COVID-19 pandemic are fully behind us.

A common question we received was why did we choose to publish a new NAV now? The simple answer is that the board and management, based on what we were seeing in the marketplace, no longer had sufficient confidence in the previously published NAV. We immediately acted to close the offering and engaged Cushman & Wakefield to produce a new estimate of value.

Under normal market conditions, short-term movements in real estate markets do not necessarily give rise for concern; however, we have witnessed a fundamental disconnect both within our portfolio as well as other real estate portfolios caused by this current economic crisis. This dislocation in real estate fundamentals has made it clear to us that real estate pricing today is not what it was before.

Rather than ignoring the existence of this new market information, a historical complaint of the non-traded REIT industry, we chose to seek value discovery and transparency immediately – believing that a recovery will take time and that our investors deserve to know what is happening with their investment sooner rather than later. This value discovery and transparency is very important, particularly given the fact that NNN REIT investors are routinely buying shares and requesting redemptions.

As mentioned in our email last Friday, the decline in the NAV can be primarily attributed to five categories. The five buckets of impact on the NAV include 1) overall market pricing as measured by a change in cap rates, 2) the renewal risk associated with 11 properties with near-term lease expirations, 3) the impact of two recently vacated properties, 4) our investment in a gym leased to 24 Hour Fitness, and 5) required accounting adjustments to the REIT’s goodwill held on its balance sheet.

By way of background, real estate assets in general, and net lease assets in particular, are typically priced via the use of capitalization rates, more commonly known as cap rates. The world of commercial real estate uses cap rates as a proxy to indicate the rate of return that is expected to be generated on an investment property.

A cap rate, which is expressed as a percentage, is calculated by dividing a property’s net operating income – or NOI – by the current market value. Inversely, the current market value can be implied by dividing the NOI by the expected cap rate. Cap rates inherently reflect both a supply/demand equation as well as the risk/reward attributes of either a specific asset or a broader group of assets.

Cap rates and property values have an inverse relationship – the higher the cap rate, the lower the implied property value and vice versa. When the risk of a specific property or the general markets goes up, then so do cap rates – thereby lowering the price a buyer is willing to pay for assets. If demand for a particular property, or asset type, goes up, then the cap rate goes down – resulting in a higher potential purchase price.

The COVID-19 pandemic has caused average cap rates to go up, meaning that implied property prices have gone down. The commercial real estate industry also saw this during the Global Financial Crisis in 2008 and 2009. The increase in cap rates for net lease assets primarily reflects higher risk in the near-term but also indicates slightly lower demand in the market right now.

As a student of the real estate industry and its history, I can share with you that commercial real estate has recovered following major price declines in the past. Many of you will remember the decline in real estate prices during the recession of 1990-91 which was caused by the Savings and Loan Crisis; and nearly all of us have not forgotten the price declines from the previously mentioned Global Financial Crisis. In both instances, prices declined, but then, after the economic crisis had subsided, real estate values recovered. In fact, in the years following each event, real estate values achieved new highs. I share this only in hopes of conveying two themes – 1) it is not abnormal to see real estate prices decline, and 2) real estate has proven to be a resilient asset class time and time again.

31 of our properties, which is about 70 percent of our total portfolio, received a lower valuation simply due to an increase in broader market cap rates. These 31 properties all have active leases with lease expiration dates greater than 3 years from today. These properties have tenants that have not indicated any particular credit concerns and there is no known near-term lease renewal risk. Given these facts, as it relates to the NAV, these assets did not suffer from any property specific detractors but, rather, were impacted by the general decline in pricing that Cushman & Wakefield has seen in the marketplace. The weighted average cap rate of this segment of our portfolio was 6.8 percent before COVID-19 and now is 7.7 percent. This increase of less than one percent in cap rates attributed for nearly 35 percent of the decline in our NAV. All of us, as investors, can be hopeful that we could see a higher subsequent NAV based on a future market recovery and corresponding lower cap rates.

Whereas the broader market cap rate decline of the 31 properties I just mentioned contributed approximately 35 percent to our NAV decline; roughly another 20 percent of the decline in our NAV came from just 11 assets, all with lease expiration dates looming within the next three years. The reason for this decline is that these 11 properties, which includes 8 office buildings, have higher property specific risk due to their near-term lease expirations, and this higher risk resulted in substantially higher cap rates.  Given the economic crisis caused by the COVID-19 pandemic, these assets have an increased near-term probability of non-renewal, or lower rent upon renewal, as each tenant re-evaluates their space needs in light of social distancing and work from home protocols – as well as the long-term economic impact COVID-19 will have on their business.

In the past several weeks, I have read numerous articles on the potential long-term negative impact COVID-19 could have on office space and real estate in general. Obviously, no one knows for sure what will happen, but the risk, or uncertainty, is very high right now. This risk is being reflected in the valuation estimates for these properties.

Obviously, the most certain way to eliminate renewal risk is to successfully negotiate favorable lease renewals with tenants. A successful lease renewal strategy requires discipline and timing. A landlord should not engage in discussions too early unless there is a specific economic benefit for doing so. Generally speaking, the renewal dialogue usually begins about a year before the lease is scheduled to end. Sometimes a tenant will start the process earlier, typically by issuing an RFP, or a request for proposal, as they might be considering the possibility of moving and want to cast a wide net as they explore potential leasing options.

An RFP process is typically handled by a commissioned real estate broker working on behalf of the tenant, which means a Landlord’s relationship with the tenant may not be very helpful. In contrast, when a tenant knows it wants to renew its lease, then the Landlord can have a direct dialogue and more transparent negotiation with the tenant about lease renewal terms. By way of example, earlier this year, we successfully renewed the leases of our two Walgreens located in California and Georgia. Those renewals did not involve an RFP process.

Though an RFP process does not mean the tenant will ultimately leave their current location, it does mean, all things being equal, that the tenant wants to explore all of its options because it might believe a better lease can be obtained elsewhere. It should be noted that we are presently in lease negotiations with three of our 11 short-term tenants and all of these negotiations began with an RFP process.

In any lease renewal scenario, the current landlord has to be very cognizant of the prevailing lease rates in the marketplace and how much competing vacancy exists. Being too stubborn on your desired terms, or being ignorant of what the current lease market looks like, are both examples of how you can potentially lose a perfectly good tenant. At the same time, a landlord should not forget that relocating a business is no small undertaking for a tenant as it can be costly and hard on their employees.

This is why a disciplined and a balanced approach is critical when negotiating a lease renewal. We are working diligently on our three current lease renewals and will remain disciplined for all the upcoming lease negotiations we will face. If we are successful in obtaining renewals, then we will have reduced that portion of risk for these properties and will be in a better position to see lower cap rates and potentially higher valuations. Subject to obvious limitations, it is always better to have a paying tenant rather than a vacant building – even if that means accepting lower rent in the near-term.

Speaking of vacant buildings, that brings us to our third bucket of NAV decline. We have two properties that are now vacant and the impact of these recent vacancies on our NAV has been compounded by COVID-19, resulting in more than 5 percent of our NAV’s decline.

Former tenants Dinan and Dana, who previously occupied two of our properties located in California and Texas, respectively, did not vacate due to the COVID-19 pandemic but rather due to fundamental changes in their businesses. With Dinan, we recently negotiated a settlement payment and the money received was used to reduce the ongoing burden of that property’s mortgage expense. We are actively negotiating, in good faith, with Dana for a separate settlement, which is subject to approval by the lender on the property, and any monies received will be used to meet the property’s financial obligations while we seek a replacement tenant. Both of these buildings have specific floorplans containing both office and industrial square footage. Being neither pure office nor pure industrial, finding replacement tenants to lease to, or identifying owner-occupants to sell to, requires a relatively long lead time. With current market conditions, the risk is higher that it will take even longer or that actual rents could be lower than originally projected.

Our California property is already on the market and we were in active, early-stage negotiations with two different parties when everything immediately dried up due to COVID-19. Not until after we have reached a successful resolution with Dana will we be able to begin the marketing process for our Texas asset.

Given these risk factors, the appraisals reflect a longer time to find replacement tenants and the increased likelihood of lower rental rates, which has resulted in materially lower property values and required us to reduce the estimated value of both these assets. The prospect of higher future valuations is completely dependent on how soon we can favorably re-lease or sell these two assets.

That brings us to our fourth bucket. Over 10 percent of our NAV decline came from just one asset – our 45,000-square-foot gym, located in Las Vegas, Nevada, that is leased to 24 Hour Fitness. This property was purchased over two years ago for $12.7 million and has a $6.3 million mortgage on it that also includes a $3.1 million mortgage repayment guarantee.

Built in 1995, this gym is located in a retail shopping center in the Las Vegas suburbs and primarily serves the middle-income demographic of the surrounding area. Not only is it a larger format than normal, it also has two stories and an indoor pool.  Gyms, similar to movie theaters, can really only be best used by the same types of business as it is simply too costly to repurpose a building for another use. This property was originally occupied by the now defunct Q Fitness brand and was re-leased to 24 Hour Fitness back in 2006 with a new 15 year lease term. In early 2018, before NNN REIT purchased, 24 Hour Fitness then negotiated a 12 year lease extension. As of today, the lease has a little less than 10 years of term remaining.

From the date of purchase until March of this year, we were collecting a little under $76,000 a month in rent. At the end of March, 24 Hour Fitness sent us a letter stating that they would not be paying rent due to government mandated shut downs. Nearly at the same time, Wall Street analysts began speculating that 24 Hour Fitness would likely be filing for bankruptcy protection given their looming debt maturities and immediate loss of revenue.

More recently, 24 Hour Fitness engaged a third-party restructuring agent to handle negotiations with landlords and creditors. We began active negotiations with this restructuring representative in hopes that we might be able to retain 24 Hour Fitness as our tenant; however, we have very recently been informed that 24 Hour Fitness will likely seek a rejection of our lease should they enter into bankruptcy proceedings. Further, we have reason to believe that they could be leaving the Las Vegas market altogether, in addition to closing over half of their 400 nationwide locations.

It is worth noting that an end to specific government shutdowns will probably not be sufficient for 24 Hour Fitness to return back to normal operations as the economic damage caused by the COVID-19 pandemic will last long after companies re-open for business.  Consumer confidence, or lack thereof, will play a big part in determining whether enough people feel comfortable returning to gyms in numbers that will sustain 24 Hour Fitness’s future operations. When coupled with their now weaker balance sheet and insufficient cash holdings, we do not believe we will see any successful outcome from any potential bankruptcy proceedings.

To that end, we have already begun active negotiations with two possible replacement tenants, both smaller, private gym operators; however, it is way too early to tell if our re-leasing efforts will result in success. We do know that new rental rates for that market are materially lower than what we were receiving from 24 Hour Fitness. In total, the news on this single property is not positive.

With nothing certain at the time of our NAV, we were not only forced to write down all of the $6.4 million of equity, but we were also required to recognize the 50% repayment guarantee – equal to $3.1 million, or half the current mortgage balance on the property.

If we can find a replacement tenant relatively soon, then the possibility exists for us to recapture some of this economic loss. However, the lender on this property did not agree to provide any substantial mortgage relief, but, rather agreed to only temporarily reduce our $32,000 monthly mortgage payment by just $8,000 for the next few payments. If we cannot find a replacement tenant, then we may be forced to hand the property back to the lender. Having a property foreclosed upon is never pleasant and we are doing all that we can to prevent the worst-case scenario that our NAV now reflects.

The overall decline in real estate prices, and the asset write downs for 24 Hour Fitness and the two vacant properties, has required us, in accordance with Generally Accepted Accounting Principles (or GAAP), to take an impairment charge to the goodwill on our balance sheet. The net effect of the goodwill charge, along with other smaller adjustments, accounts for nearly 30% of the NAV’s decline. Though these are non-cash accounting charges, these charges do get reflected in our NAV and are directly correlated to the decline in real estate values. Unfortunately, given that they are accounting adjustments, and not value estimates, these specific charges cannot be reversed should real estate prices recover. That being said, select types of acquisitions do give us the potential to add new goodwill to the balance sheet in the future. Examples of these types of acquisitions could include a fin-tech company, a real estate-related business or even a portfolio of assets.

Beyond recognizing the need to seek value discovery and reflect extraordinary market events in our NAV, our board of directors was also tasked with assessing what impact the COVID-19 pandemic will have on our ability to consistently pay dividend distributions on a go forward basis. As we announced on Friday, in addition to lowering the NAV per share for NNN REIT to $7.00, the board has had to revise the dividend distribution rate to $0.35 per share per year, which is still paid monthly. This new yield is equal to 5 percent annually based on the new NAV per share.  Despite being lower than before, we believe this dividend distribution rate is still competitive when compared to similar monthly income investment products.

I would like to point out that our prior dividend distribution rate, which was announced before the current economic crisis that has resulted from the COVID-19 pandemic, was internally predicated on a handful of very specific conditions occurring, including that all of our properties would continue to be current on all rent due, and that we would be able to successfully refinance the balance sheet with new, interest-only mortgages, leaving little to no flexibility for the unanticipated events such as COVID-19.

Despite our best intentions, our portfolio has not collected all of its rents due and is now faced with the prospect of continuing to receive lower than anticipated rental income. Additionally, our refinancing efforts, which were nearly ready to execute, were unceremoniously halted by the drastic, and immediate, decline in interest rates that caused our lenders to put the brakes on new lending activity.

As I mentioned in the email I sent on Friday, we did manage to collect more than 90% of our rental income in April, but May collections are on track to be worse. May collections are still on going and we expect to still be collecting on May rent in June, just like April collections dragged into May. We currently are reserving for over half a million dollars of missed rent each month. Though these numbers may sound small, they are significant enough to disrupt the delicate balance of our old dividend distribution rate.

Additionally, approximately 30 percent of our tenants have already come to us seeking lower rents. What is noteworthy about those who are requesting rent relief, is that they represent 36 percent of those properties with near-term lease expirations. This means that we know, firsthand, that several of our tenants, some of which have started the aforementioned RFP process to explore new lease options, are not just seeking temporary rental relief but rather long-term rent reductions.

Obviously, this information makes our lease renewal strategies even more difficult as we hope to maintain as much negotiating leverage as we can (as a side note, that is also the reason why we have chosen not to disclose rent relief specifics – as a public entity, all can read what we say). Knowing that we could likely have a long-term reduction in the rents that we collect, it became impossible to ignore the fragility of our prior distribution rate.

The combined effect, which was against our sincerest desires, made a cut to the distribution rate unavoidable. Since its beginning, NNN REIT has paid a historically high dividend distribution rate, and we worked very hard to maintain the steady, monthly consistency which all investors naturally seek. Knowing that a cut was unavoidable and that investors want as much predictability as they can get, we took to heart the old carpenter’s adage of “measure twice and cut once.”

After a difficult deliberation, the board chose to lower the dividend distribution rate to a more sustainable level for the near term. Personally, it is my hope that, over time, we can increase the earnings power of NNN REIT and see even more distributions paid to investors, which would stand in stark contrast to the many other REITs that have chosen to fully suspend their distributions altogether.

To increase our future earnings power, we have a handful of tools in our toolkit – one of which is rare within our industry:

The first tool, and typically the most effective, is to buy more properties. New acquisitions, particularly at post-COVID-19 favorable pricing, may present higher yielding investment opportunities than we were seeing before COVID-19 hit. If we are successful in attracting new capital from both existing and new investors, then we may be well positioned to make strategic real estate acquisitions.

Our second tool is to continue in our efforts to reduce expenses. We are actively taking a hard look at both our fixed and variable costs – to include such items as rent expense, software and technology costs and third-party vendor relationships to name a few.  In my tenure as CEO over the past 18 months, we have already reduced the company’s head count by over 50 percent and are now presently down to 22 employees. Our goal is to continue the pursuit of being as lean and efficient as we can.

The third, and rare, tool that could add income to NNN REIT is our ability to sponsor, manage and distribute other real estate vehicles – thereby collecting management fees that directly benefit all NNN REIT investors. As a reminder, NNN REIT investors no longer pay external management fees and we now own our own money management and fintech platforms. We believe there is ready opportunity to launch different real estate vehicles that could potentially produce meaningful income for NNN REIT.

The news sent out last Friday about the new NAV per share and the new dividend distribution rate was difficult to deliver and painful to hear. For those that I have had the pleasure of speaking with in the past, you know that I am simply not a person that ever wants to disappoint an investor if it can be avoided. Personally, I have to admit that I anguished over all of this COVID-19 induced bad news. Each of us, in our own way, has had our daily lives upended and we are each coping with real burdens. Maybe it’s a job loss, maybe it is the difficulty of being at home or being a home-school teacher for your kids. Whatever your own burdens, the last thing I, or anyone else at NNN REIT, wanted to do was burden you with more bad news. It sucks – full stop.

Now, some of you have shared some fairly harsh words, and I get it. I understand that you are angry because reality doesn’t match expectations. I feel the same way some days.  Some of you wanted me to share just the facts and spare you from any pleasantries. Well, I have provided a lot of facts, but I want to close out my prepared remarks with a few words that aren’t just about the numbers.

It is my sincere, personal belief that our portfolio of assets, our team of professionals and all of us as investors will not only survive these current dark days, but that, through hard work and intelligence, we will achieve new heights. I said this before, and I will say it again, the ability to persist and persevere in times of adversity is key. Each of us are self-made investors. Each of us found our way to this REIT through our own journeys of perseverance. We will thrive.

Ok, that concludes my prepared comments. Let’s now move on to our Q&A session. I wish to thank all of those who sent questions in advance. I know ran a bit long, so time permitting, I will attempt to answer as many questions today as possible. If you don’t hear the answer you were looking for on today’s call, then please email us at info@richuncles.com.

Ok, I am going to start off with two of the more emotional questions I received from investors. I want to cover these first as I think it is important for each of you to know that I understand that some of you are feeling a good bit of raw emotion. Well, for one individual in particular, it was more than just a bit, as they managed to drop in a fair number of curse words in their email. Now, having been in the military and on Wall Street, I am can swear with the best of them and I salute that man’s creativity. All joking aside, I do respect each of you and fault no one for their personal opinions.

The first question is “Do you realize how much money this new NAV has cost me?” Yes, I do. I know because I am feeling it in my pocketbook just like you. I have more than $3 million invested in NNN REIT shares based on the old NAV, the majority of my net worth, and now it is down by $1 million. Like I said before, it sucks. However, it isn’t a loss for me because I am not going to sell at these prices and if I don’t sell, I don’t recognize a loss. I want to see the real estate markets recover just like everyone and I am patient enough to wait.

The next question I saw frequently was “We investors took a 30 percent cut in NAV; are you taking a 30 percent cut in salary?” No, I am actually taking a 100 percent cut in my salary. Over two weeks ago, I went to our board of directors and let them know that I was volunteering to eliminate all of my take home pay for the remainder of the year. This means that me, my stay at home wife, and my four kids will live off of savings. I did this because I lead by example, I did this so our employees didn’t have to, and I did this as a sign of respect to each of you.

Ok, now onto to more technical questions…

This next question was asked multiple times. “Do I have a tax loss because of this change in NAV?” The short answer to this question is, no. The change in NAV does not give rise to a taxable event. Though we are not providing tax advice on this call and you should always seek your own tax counsel, we can say that only realized gains or losses are taxable events. If you choose to sell your shares at the current NAV, then you would experience a tax loss; however, the NAV, being only an estimate of value, does not constitute a taxable event by itself.

Alright, next question is “When can I invest more money in NNN REIT?” We closed our primary offering, which enables investors to make new investments, on May 8th in anticipation of our new NAV. We anticipate reopening the offering beginning in June. We will send investors an email when we do announce the reopening.

Ok, this next question is the opposite of our last question. Several investors have asked, “when will I be able to redeem my investment?” Unlike a lot of the other non-traded real estate products out there, our board of directors, with my urging, has not suspended NNN REIT’s Share Repurchase Program (or SRP). However, per the terms of the SRP, the REIT is unable to redeem, or repurchase shares, if it does not have sufficient cash. With our offering closed to new capital for the month of May, we do not anticipate being able to repurchase shares at month-end, but we may be able to repurchase shares in the months ahead. Recently, but before our new NAV came out, we had approximately 5 percent of our invested capital requesting to redeem. Historically, that number has hovered at or below 1 percent. It remains to be seen if investors will choose to seek redemptions now at the new $7.00 NAV per share or rather wait for any future recovery.

If we receive more requests to redeem shares than we have cash, then we will be unable to redeem everyone in full and may be limited to partial redemptions, or no redemptions at all.   Any cash the REIT has must be allocated across a variety of needs beyond redemption requests to include dividend distributions, funding debt obligations, paying for ongoing operations, and acquiring new investment properties. Cash available for redemptions is determined by the REIT’s board of directors.

Here are two additional questions, related to the prior questions…the first asks why didn’t we change the NAV sooner before this particular investor had invested? And the second question asks if someone made a redemption requests before our change in NAV will they be redeemed at the old NAV? Ok, let me answer them together. As it relates to the timing of the NAV change, as soon as we felt that our old NAV did not reflect the fair value of our shares, we immediately suspended our offering and informed all investors. Clearly, if the full impact and immediacy of the COVID-19 pandemic could have been predicted, then we would have acted even sooner.

As it relates to the redemption question, Per the terms of our share repurchase program, each month the board of directors determines what amount of shares, if any, NNN REIT is able to repurchase. All repurchases are transacted at the prevailing NAV per share following each month end. The REIT may not be able to repurchase all, or any, shares in a given month depending on the cash available for redemptions.  By way of history, the REIT was able to meet all redemption requests in January and February but was unable to meet any requests for March and only a small percentage of the April requests. Unfulfilled repurchase requests are cancelled each month and an investor can elect to submit a new repurchase request each and every month thereafter until their redemption needs have been satisfied.

As mentioned earlier, we do not anticipate being able to redeem any of the May repurchase requests, but we may be able to process repurchase requests in future months. If we are able to meet future repurchase requests, then the shares would be transacted at the new $7.00 NAV per share.

This next question pertains to both investing and redeeming shares…when do we expect to publish our next NAV? This is a great question, particularly if an investor accepts the belief that real estate markets recover over time. Presently, our REIT is required to publish an NAV at least annually, but the board of directors, in its sole discretion, can seek a revised NAV if market conditions or changes to our portfolio warrant updating the NAV sooner. As it stands right now, our next scheduled NAV will be as of December 31, 2020 and will be released in early 2021. Though an annual NAV schedule is the norm, there are non-traded REITs that publish NAVs quarterly, monthly and even daily. The board of directors will continue to actively monitor the real estate markets for material price movements and holds the discretion to seek a new estimate of value, as merited, sooner than our normal annual schedule.

We have received a question pertaining to NNN REIT’s ability to apply for a PPP loan under the CARES Act? Yes, our subsidiary was eligible for the Paycheck Protection Program, commonly referred to as PPP, so we applied and our subsidiary was approved for a loan of $517,000. To have the loan forgiven, as opposed to having to pay it back, the CARES Act requires that 75 percent of the loan proceeds must be used on employee payroll costs and other costs like physical space expenses when measured over an eight-week period which ends on June 15th.  This loan helped offset reduced rent collections and allowed us to use other cash resources for mortgage payments and a small amount of share repurchases last month.

Our next question asks If we have considered suing 24 Hour Fitness? A tenant and a landlord have a lease contract that lays out all the numerous legal remedies available to both parties. Generally speaking, the process usually begins with a dialogue, then proceeds to the landlord sending a written notice of default which is then followed by an eviction process. A landlord certainly has the right to sue a tenant but the process, even in non COVID-19 times, is lengthy and quite expensive. Right now, the court systems are facing their own logistical challenges due to the shut down and it could take years to resolve a lawsuit with a tenant - during which time there is no rent being paid and no ability to re-lease the property. As such, most landlords and tenants try to solve their problems outside the court system. On top of that, bankruptcy court, which 24 Hour Fitness might have to enter, has a very specific, and complicated, process to handle disputed claims between creditors and debtors. Regardless of the particular court system, we always seek to maintain all of our available legal remedies as we seek to protect our economic interests. In every situation, our goal is to preserve economic value over the long term.

Ok, I am being told that I have run over our time limit, so this next question will be our last for today’s call. If you have new questions following this call, please feel free to email us at info@richuncles.com.

This last question is somewhat related to an earlier question, as the investor is asking “Can I dollar cost average at this distressed NAV price?” Yes, after we re-open the primary offering you will be able to purchase more shares and dollar cost average down. For those who don’t know what it means to dollar cost average, it is a way to smooth out price movements by purchasing more shares. Let me give a simple example. Let’s presume you previously bought 100 shares at $10 per share and now you buy 100 shares at $7 per share. After your second purchase, you would then own 200 shares at an average cost of $8.50 per share. If the NAV per share recovers to $9, $10 or whatever price you want to assume, then your investment would generate a potential profit.

Ok, with that, I must now conclude today’s call. I wish to thank all of you for joining and taking the time to listen. I hope this additional information has helped answer your questions and provide some clarity. We will be updating all of you frequently in the months ahead. I will close by saying that I wish you, your family and all your loved ones the very best in health and safety during these unprecedented times. Operator?

MODERATOR: This now concludes our conference call. This call will be made available for replay within 48 hours and a link to the replay will be accessible at www.richuncles.com. Thank you.